UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 6, 2019
Date of report (Date of earliest event reported)
______________________
ENCORE CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26489	48-1090909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Camino de la Reina, Suite 100
San Diego, California 92108
(Address of principal executive offices)(Zip Code)
(877) 445-4581
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	ECPG	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 4, 2019, Encore Capital Group, Inc. (the “Company”) and Midland Credit Management, Inc., a wholly owned subsidiary of the Company (the “Guarantor”), entered into a purchase agreement with certain initial purchasers relating to an offering of $100.0 million aggregate principal amount of the Company’s 3.25% Convertible Senior Notes due 2025 (the “Notes”) for cash in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) that closed on September 9, 2019. Pursuant to the purchase agreement, the Company granted the initial purchasers a 30-day option to purchase up to an additional $15.0 million aggregate principal amount of Notes solely to cover over-allotments, if any.
The Notes are the Company’s senior unsecured obligations, and will be fully and unconditionally guaranteed, on a senior unsecured basis, by the Guarantor, until such time as the Guarantor is no longer a guarantor under any of the Company’s other convertible senior notes and has no convertible senior notes outstanding of its own (at which time, the Guarantor’s guarantee of the Notes will be automatically released). The Notes and the guarantee were issued pursuant to an Indenture, dated September 9, 2019 (the “Indenture”), among the Company, the Guarantor and MUFG Union Bank, N.A., as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may become due and payable immediately.
The Notes will accrue interest at a rate of 3.25% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2020. The Notes will mature on October 1, 2025, unless earlier repurchased or redeemed by the Company or converted. Before July 1, 2025, noteholders will have the right to convert their Notes only upon the occurrence of certain events. From and after July 1, 2025, noteholders may convert their Notes at any time until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle any conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate for the Notes is 25.0000 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $40.00 per share of common stock. The initial conversion price of the Notes represents a premium of 25.0% over the last reported sale of $32.00 per share of the Company’s common stock on September 4, 2019. The conversion rate is subject to adjustment upon the occurrence of certain events.
The Notes are redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after October 5, 2022 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
If a “fundamental change” (as defined in the Indenture) occurs, then, subject to a limited exception, holders of the Notes may require the Company to repurchase all or part of their Notes for cash. The repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the applicable repurchase date.
A copy of the Indenture (including the form of the Note) is attached as an exhibit to this report and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).
The net proceeds from the sale of the $100.0 million aggregate principal amount of Notes were approximately $97.1 million, after deducting the initial purchasers’ discounts and estimated fees and expenses. The Company used a portion of the net proceeds from this offering to repurchase, in separate privately negotiated transactions, approximately $83.1 million aggregate principal amount of its 3.00% Convertible Senior Notes due 2020 (“2020 Convertible Notes”) for approximately $85.0 million, including accrued and unpaid interest. Such repurchases (including any related market activity by holders of the 2020 Convertible Notes and/or the existing option counterparties described below) could affect the market price of the Company’s common stock or the value of the Notes.
The Company expected that holders of the 2020 Convertible Notes who sold or exchanged their 2020 Convertible Notes in negotiated repurchase transactions with the Company would unwind various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock in the market to unwind their existing hedge positions in connection with the 2020 Convertible Notes. The above repurchase transactions could have the effect of raising or maintaining the market price of the Company’s common stock above the level that would otherwise have prevailed, or preventing or slowing a decline in the market price of the Company’s common stock.
The Company expected certain purchasers of the Notes, including holders of the 2020 Convertible Notes that purchased Notes at the time of the above repurchase transactions, to sell shares of the Company’s common stock in the market and/or enter into various derivatives transactions with respect to shares of the Company’s common stock. This activity could have the effect of decreasing (or reducing the size of any increase in) the market price of the Company’s common stock below the level that would otherwise have prevailed.
In connection with issuing the 2020 Convertible Notes, the Company entered into certain capped call option transactions with certain financial institutions (the “existing option counterparties”). In connection with the repurchases of the 2020 Convertible Notes described above, the Company entered into agreements with the existing option counterparties to terminate a portion of such existing capped call option transactions in a notional amount corresponding to the amount of the 2020 Convertible Notes repurchased. In connection with any termination of such existing capped call option transactions and the related unwinding of the existing option counterparties’ existing hedge positions with respect to such transactions, the existing option counterparties and/or their respective affiliates may have sold and may continue to sell shares of the Company’s common stock in secondary market transactions, and/or may have unwound and may continue to unwind various derivative transactions with respect to the Company’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of the Company’s common stock at the relevant time and could decrease (or reduce the size of any increase in) the market value of the Notes. In connection with these transactions, the Company may make or receive payments and/or deliveries of shares of the Company’s common stock in amounts that depend on the market price of the Company’s common stock during the unwind period.
The Company believes that the market activities described above occurred during the course of the day on which the Company priced the offering of the Notes, represented a significant portion of the trading in the Company’s common stock on that day and could have reduced the market price of the Company’s common stock and, in turn, the initial conversion price of the Notes.
The Company intends to use the remainder of the net proceeds from the sale of Notes for general corporate purposes, which may include working capital, capital expenditures or additional acquisitions, or repayment or repurchase of outstanding debt, including the Company’s revolving credit facility and the Company’s other outstanding existing convertible senior notes and exchangeable senior notes.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02. Unregistered Sale of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and for resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement.
To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock. Assuming the initial purchasers fully exercise their right to purchase additional Notes from the Company, a maximum of 3,593,750 shares of common stock may be issued upon conversion of the Notes, subject to adjustment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)     On September 6, 2019, Messrs. Francis E. Quinlan and Norman R. Sorensen each notified the Company that they would not stand for re-election as directors at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”).  Messrs. Quinlan and Sorensen will continue to serve on the Company’s board of directors until the Annual Meeting, which the Company expects to occur in June 2020. Messrs. Quinlan’s and Sorensen’s decisions to not stand for re-election are not due to any disagreement with the Company.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Indenture (including form of Note), dated September 9, 2019, by and among Encore Capital Group, Inc., Midland Credit Management, Inc., as guarantor, and MUFG Union Bank, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date:	September 10, 2019	/s/ Jonathan C. Clark
Jonathan C. Clark
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture (including form of Note), dated September 9, 2019, by and among Encore Capital Group, Inc., Midland Credit Management, Inc., as guarantor, and MUFG Union Bank, N.A., as trustee.